EXHIBIT 99.1

IVANHOE ENERGY INC.
Unaudited Pro-forma Condensed Consolidated Statement of Financial Position
September 30, 2012

(US$000s)	As Reported	Pan-China Divestiture Pro-Forma Adjustments (Note 2 (1))	Zitong Divestiture Pro-Forma Adjustments		Pro-forma

Assets
Current Assets
Cash and cash equivalents	16,882	33,880	66,188	(a)	116,950
Restricted cash	20,500	–	(20,000)	(b)	500
Accounts receivable	3,724	593	8,812	(c)	13,129
Note receivable	232	–	–		232
Prepaid and other	1,189	(116)	–		1,073
Assets held for sale	53,405	–	(53,405)	(d)	-
	95,932	34,357	1,595		131,884

Intangible	282,189	–	–		282,189
Property, plant and equipment	48,023	(37,608)	–		10,415
Long term receivables	6,419	–	–		6,419
	432,563	(3,251)	1,595		430,907

Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable and accrued liabilities	21,738	(5,426)	7,333	(e)	23,645
Short term debt	57,980	–	(47,980)	(f)	10,000
Income taxes	397	(397)	767	(g)	767
	80,115	(5,823)	(39,880)		34,412

Long term debt	65,410	–	–		65,410
Long term derivative instruments	74	–	–		74
Long term provisions	3,122	–	–		3,122
Deferred income taxes	17,196	(2,313)	–		14,883
	165,917	(8,136)	(39,880)		117,901

Shareholders’ Equity
Share capital	586,108	–	–		586,108
Contributed surplus	28,945	–	–		28,945
Accumulated deficit	(348,407)	4,885	41,475	(h)	(302,047)
	266,646	4,885	41,475		313,006
	432,563	(3,251)	1,595		430,907

IVANHOE ENERGY INC.
Unaudited Pro-forma Condensed Consolidated Statement of Loss and Comprehensive Loss
For the Nine Months Ended September 30, 2012

(US$000s, except share and per share amounts)	As Reported	Pan-China Divestiture Pro-Forma Adjustments (Note 2 (1))	Zitong Divestiture Pro-Forma Adjustments		Pro-forma

Revenue
Oil	27,997	(27,997)	–		–
Interest	22	(1)	–	(i)	21
	28,019	(27,998)	–		21

Expenses and other
Operating	13,725	(10,226)	–		3,499
Exploration and evaluation	22,800	–	–		22,800
General and administrative	31,515	(2,027)	(1,965)	(j)	27,523
Depletion and depreciation	6,371	(5,562)	–		809
Foreign currency exchange loss	1,855	27	65	(k)	1,947
Derivative instruments gain	(1,721)	–	–		(1,721)
Finance	2,088	–	(721)	(l)	1,367
Other expenses	309	–	–		309
	76,942	(17,788)	(2,621)		56,533

Loss before income taxes	(48,923)	(10,210)	2,621		(56,512)

(Provision for) recovery of income taxes
Current	(1,566)	1,566	–		–
Deferred	577	1,324	–		1,901
	(989)	2,890	–		1,901

Net loss and comprehensive loss	(49,912)	(7,320)	2,621		(54,611)

Net loss per common share
Basic and diluted	(0.15)				(0.16)

Weighted average number of common shares
Basic and diluted (000s)	344,139				344,139

IVANHOE ENERGY INC.
Unaudited Pro-forma Condensed Consolidated Statement of Loss and Comprehensive Loss
For the Nine Months Ended September 30, 2011

(US$000s, except share and per share amounts)	As Reported	Pan-China Divestiture Pro-Forma Adjustments (Note 2 (1))	Zitong Divestiture Pro-Forma Adjustments		Pro-forma

Revenue
Oil	28,277	(28,277)	–		–
Interest	429	(2)	–	(i)	427
	28,706	(28,279)	–		427

Expenses and other
Operating	15,351	(11,692)	–		3,659
Exploration and evaluation	2,143	–	–		2,143
General and administrative	37,400	(1,982)	(1,273)	(j)	34,145
Depletion and depreciation	5,853	(5,045)	–		808
Foreign currency exchange gain	(1,133)	(107)	(20)	(k)	(1,260)
Derivative instruments gain	(12,629)	–	–		(12,629)
Finance	798	–	–		798
Gain on derecognition of long term provision	(1,900)	–	–		(1,900)
	45,883	(18,826)	(1,293)		25,764

Loss before income taxes	(17,177)	(9,453)	1,293		(25,337)

(Provision for) recovery of income taxes
Current	(1,481)	1,560	–		79
Deferred	(736)	3,414	–		2,678
	(2,217)	4,974	–		2,757

Net loss and comprehensive loss	(19,394)	(4,479)	1,293		(22,580)

Net loss per common share
Basic and diluted	(0.06)				(0.07)

Weighted average number of common shares
Basic and diluted (000s)	342,173				342,173

IVANHOE ENERGY INC.
Unaudited Pro-forma Condensed Consolidated Statement of Loss and Comprehensive Loss
For the Year Ended December 31, 2011

(US$000s, except share and per share amounts)	As Reported	Pan-China Divestiture Pro-Forma Adjustments (Note 2 (1))	Zitong Divestiture Pro-Forma Adjustments		Pro-forma

Revenue
Oil	37,403	(37,403)	–		–
Interest	576	(2)	–	(i)	574
	37,979	(37,405)	–		574

Expenses and other
Operating	20,131	(15,570)	–		4,561
Exploration and evaluation	2,774	–	–		2,774
General and administrative	48,449	(2,604)	(1,896)	(j)	43,949
Depletion and depreciation	8,030	(6,917)	–		1,113
Foreign currency exchange gain	(355)	(112)	(37)	(k)	(504)
Derivative instruments gain	(12,965)	–	–		(12,965)
Finance	361	–	–		361
Gain on derecognition of long term provision	(1,900)	–	–		(1,900)
	64,525	(25,203)	(1,933)		37,389

Loss before income taxes	(26,546)	(12,202)	1,933		(36,815)

(Provision for) recovery of income taxes
Current	(2,122)	2,201	–		79
Deferred	3,392	989	–		4,381
	1,270	3,190	–		4,460

Net loss and comprehensive loss	(25,276)	(9,012)	1,933		(32,355)

Net loss per common share
Basic and diluted	(0.07)		–		(0.09)

Weighted average number of common shares
Basic and diluted (000s)	342,678		–		342,678

IVANHOE ENERGY INC.
Unaudited Pro-forma Condensed Consolidated Statement of Loss and Comprehensive Loss
For the Year Ended December 31, 2010

(US$000s, except share and per share amounts)	As Reported	Pan-China Divestiture Pro-Forma Adjustments (Note 2 (1))	Zitong Divestiture Pro-Forma Adjustments		Pro-forma

Revenue
Oil	21,720	(21,720)	–		–
Interest	208	(1)	–	(i)	207
	21,928	(21,721)	–		207

Expenses and other
Operating	13,625	(9,381)	–		4,244
Exploration and evaluation	8,471	–	(3,537)	(m)	4,934
General and administrative	42,807	(684)	(226)	(j)	41,897
Depletion and depreciation	6,524	(6,203)	–		321
Foreign currency exchange gain	(3,325)	(4)	(77)	(k)	(3,406)
Derivative instruments gain	(18,571)	–	–		(18,571)
Finance	24	–	–		24
	49,555	(16,272)	(3,840)		29,443

Loss before income taxes	(27,627)	(5,449)	3,840		(29,236)

(Provision for) recovery of income taxes
Current	(126)	25	–		(101)
Deferred	1,171	–	–		1,171
	1,045	25	–		1,070

Net loss and comprehensive loss	(26,582)	(5,424)	3,840		(28,166)

Net loss per common share
Basic and diluted	(0.08)				(0.09)

Weighted average number of common shares
Basic and diluted (000s)	327,442				327,442

IVANHOE ENERGY INC.
Notes to the Unaudited Pro-forma Condensed Consolidated Financial Statements

1.  BASIS OF PRESENTATION

The historical condensed consolidated statement of financial position as at September 30, 2012 and historical condensed consolidated statements of loss and comprehensive loss for the nine months ended September 30, 2012 and 2011 and twelve months ended December 31, 2011 and 2010 (“Financial Statements”) is derived from and should be read in conjunction with Ivanhoe’s audited consolidated financial statements, contained in the Company’s 2011 Annual Report on Form 10-K filed on March 15, 2012, and Ivanhoe’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2012, filed on November 8, 2012.

Information disclosed with respect to pro-forma adjustments made to account for the closing of the Share Purchase and Sale Agreement with MIE Holdings Corporation in which Ivanhoe Energy Inc. sold all of the outstanding shares of its indirect wholly owned subsidiary, Pan-China Resources Ltd (“Pan-China”) to MIE (“Pan-China Transaction”) is derived from and should be read in conjunction with the information provided on Ivanhoe’s current report on Form 8-K filed on December 18, 2012 including the unaudited pro-forma condensed consolidated financial statements contained therein.

These Financial Statements reflect the impact of both the Pan-China Transaction and the Zitong Transaction on Ivanhoe’s operating results. The unaudited pro-forma condensed consolidated statement of financial position has been prepared assuming both the Pan-China Transaction and the Zitong Transaction occurred on September 30, 2012. The unaudited pro-forma condensed consolidated statements of loss and comprehensive loss reflect the Pan-China Transaction and Zitong Transaction as if each had occurred on January 1, 2010.

The preparation of the Financial Statements is based on financial statements prepared using International Financial Reporting Standards, as issued by the International Accounting Standards Board, that the Company adopted effective January 1, 2010 in its audited consolidated financial statements for the years ending December 31, 2011 and 2010. These principles require the use of estimates that affect the reported amounts of revenues and expenses. Actual results could differ from those estimates.

The unaudited pro-forma condensed consolidated financial statements are provided for illustrative purposes only and do not purport to be indicative of the Company’s financial position or results of operations that would have actually occurred had the divestitures occurred on the indicated dates, nor are they necessarily indicative of future results.

2.  Pro-forma Adjustments and Assumptions

The unaudited pro-forma condensed consolidated financial statements have been prepared by adjusting the Company’s historical Financial Statements as described below:

Pan-China Divestiture

(1)	Explanatory notes regarding the pro-forma adjustments made to account for the Pan-China divestiture were included in a separate current report on Form 8-K filed by the Company on December 18, 2012.

Zitong Divestiture

(a)
Reflects the closing of the Zitong Transaction including the receipt of $105 million in proceeds and $20 million from the release of a performance bond less $50 million in debt repayment, $3.7 million receivable once recoverable costs incurred in 2012 are audited by China National Petroleum Corporation (“CNPC”) and $5.1 million receivable relating to a customary holdback amount.

(b)
Adjustment for the release the $20 million performance bond posted as part of the completion and signing of the Company’s supplementary agreement to the Contract for Exploration, Development and Production in Zitong Block, Sichuan Basin with CNPC in December 2011.

(c)
To reflect the amounts receivable on closing of the Zitong Transaction that includes $3.7 million in recoverable costs incurred in 2012 once these costs are audited by CNPC and $5.1 million as a customary holdback payable within six months.

(d)	To remove the Zitong assets held for sale from the Company’s historical assets.

(e)	Adjustment to reflect the payables resulting from estimated transaction costs of $1.4 million and the business transfer and other taxes on the Zitong Transaction estimated at $5.9 million.

(f)
To remove the carrying value of the $50 million UBS loan required to be repaid upon closing of the Zitong Transaction which results in an accounting loss on extinguishment of approximately $2 million due to transaction costs that were offset against the face value of the debt at initial recognition. The loss on extinguishment is non-recurring and is not included as an adjustment in the unaudited pro-forma condensed consolidated statement of loss and comprehensive loss.

(g)
Estimated income tax expense payable of $0.8 million on the proceeds of the Zitong Transaction, calculated using an effective rate of 25% as of September 30, 2012, after consideration is given to the unrecognized tax asset of approximately $10 million as of that date.

(h)
Includes an estimated gain on disposal of $51.6 million resulting from the divestiture offset by pro-forma adjustments relating to estimated transaction costs and business transfer and other taxes payable (Note (e)), accounting loss on extinguishment of the UBS debt (Note (f)) and estimated income tax payable (Note (g)). The gain on disposal is non-recurring and is not included as an adjustment in the unaudited pro-forma condensed consolidated statement of loss and comprehensive loss.

(i)	The unaudited pro-forma condensed consolidated statements of loss and comprehensive loss do not assume any interest income on the estimated net cash proceeds from the sale transaction.

(j)	Reflects the elimination of direct general and administrative expenses associated with the Zitong Transaction.

(k)	Adjustment to remove the foreign exchange impact resulting from the revaluation of monetary assets and liabilities held in a currency other than the functional currency.

(l)	Reflects the reduction of interest expense associated with the repayment of the UBS loan (note (f)).

(m)	To remove the exploration and evaluation expense associated with the Zitong Transaction.